UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2017 (September 15, 2017)

GENERAL CANNABIS CORP.

 (Exact Name of Registrant as Specified in Charter)

Colorado	000-54457	20-8096131
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6565 E. Evans Avenue Denver, Colorado	80224
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 759-1300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[_]

Written communications pursuant to Rule 425 under the Securities Act

[_]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[_]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[_]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 15, 2017, the board of directors (the “Board”) of General Cannabis Corp (the “Company”) appointed Brian Andrews, 54 , as the Chief Financial Officer, and Principal Financial and Accounting Officer of the Company, with such appointment effective as of such date.

Prior to his appointment as Chief Financial Officer, Mr. Andrews served as the Company’s Vice President of Finance since January 2017. From August 2013 to January 2017, Mr. Andrews worked for NOW CFO, LLC, where he provided accounting and finance consulting services to numerous public and private companies, including General Cannabis Corp from September 2015 through January 2017. While at NOW CFO, Mr. Andrews was responsible for his clients’ SEC filings, implementing management reporting, due diligence and process improvements. From November 2011 to July 2013, Mr. Andrews served as corporate controller for Mesa Labs, Inc., a public medical device company, where he was responsible for SEC filings, Sarbanes-Oxley compliance, management reporting, acquisition due diligence and integration, and oversight of all accounting functions. Mr. Andrews also has fifteen years of experience as an auditor, most recently with PricewaterhouseCoopers LLC as a director in their audit practice, serving both public and private companies. He is licensed as a certified public accountant in the state of Colorado and holds a Bachelor of Science degree in Accounting with a minor in Finance from the University of Kansas.

In connection with his appointment, on September 15, 2017, Mr. Andrews was granted options to purchase 300,000 shares of the Company’s common stock, one-third of which vest immediately, one-third of which vest in six months and one-third of which vest in one year on each anniversary of such grant date. The exercise price of the stock options is $1.39 per share, which was the closing price of the Company’s common stock on September 15, 2017. Mr. Andrews will also receive quarterly grants to purchase an additional 25,000 shares of the Company’s common stock for eight quarters beginning in the fourth quarter of 2017, for a total of 200,000 options over two years.

A copy of the Company’s press release announcing the appointment of Mr. Andrews is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits

(d)     Exhibits

Exhibit No.	Description
99.1	Press release dated September 18, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 18, 2017

GENERAL CANNABIS CORP

By:	/s/ Robert L. Frichtel
Name:	Robert L. Frichtel
Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated September 18, 2017